Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppard.com

April 8, 2026

VIA ELECTRONIC MAIL

Silo Pharma, Inc.

677 N. Washington Boulevard

Sarasota, FL 34236

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Avalon GloboCare Corp., a Delaware corporation (the “Company”), in connection with the issuance of this opinion which relates to a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the resale of 19,436,278 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) consisting of (i) 490,197 shares (the “Common Shares”) of Common Stock issued pursuant to a securities purchase agreement entered into by and between us and certain institutional investors dated February 26, 2026 (the “Purchase Agreement”), (ii) 5,882,353 shares (the “Pre-Funded Warrant Shares”) of Common Stock that are issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) at an exercise price of $0.0001 per share issued pursuant to the Purchase Agreement, (iii) up to 6,372,550 shares (the “Series A-1 Warrant Shares”) of Common Stock issuable upon exercise of Series A-1 warrants (the “Series A-1 Warrants”) at an exercise price of $0.51 per share issued pursuant to the Purchase Agreement, (iv) up to 6,372,550 shares (the “Series A-2 Warrant Shares”) of Common Stock issuable upon exercise of Series A-2 warrants (the “Series A-2 Warrants”) at an exercise price of $0.51 per share issued pursuant to the Purchase Agreement, and (v) up to 318,628 shares (the “Placement Agent Warrant Shares,” together with the Pre-Funded Warrant Shares, the Series A-1 Warrant Shares, the Series A-2 Warrant Shares and the Placement Agent Warrant Shares, the “Warrant Shares”) of Common Stock issuable upon exercise of warrants (the “Placement Agent Warrants,” together with the Pre-Funded Warrants, the Series A-1 Warrants, and the Series A-2 Warrants, the “Warrants”) at an exercise price of $0.6375 per share issued pursuant to the engagement letter dated as of February 26, 2026, by and between the Company and H.C. Wainwright & Co., LLC (the “Placement Agent”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

a. the Registration Statement, including the prospectus contained therein and all exhibits thereto;

b. the Purchase Agreement;

c. the Pre-Funded Warrants;

d. the Series A-1 Warrants;

e. the Series A-2 Warrants;

f. the Placement Agent Warrants;

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppard.com

e. the Amended and Restated Certificate of Incorporation of the Company, as amended and presently in effect (the “Charter”);

f. the Amended and Restated Bylaws of the Company as presently in effect (the “Bylaws”); and

g. certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Warrant Shares being registered pursuant to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

For the purposes of this opinion letter, we have assumed that at the time of issuance of each Warrant Share, the Charter, the Bylaws, and the Warrants, as applicable, will not have been modified or amended and will be in full force and effect. In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the following opinions:

1. The Warrants constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. the Common Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (“DGCL”), and are validly issued, fully paid and nonassessable

2. the Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Warrant Shares are delivered and paid for in accordance with the terms of the Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Warrants Shares will be validly issued, fully paid and nonassessable.

Our opinion set forth in paragraph 1 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

The opinion we render herein is limited to those matters governed by the State of New York and the DGCL as of the date hereof and we disclaim any obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof. We express no opinion as to matters governed by any laws other than the State of New York or the DGCL.

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppard.com

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, and the Warrants, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares and the Warrants or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP